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                                                                      Exhibit 21

                       SUBSIDIARIES OF COMSAT CORPORATION

                           (As of December 31, 1999)



     Bethesda Real Property, Inc.
     COMSAT Capital I, L.P.
     COMSAT Digital Teleport, Inc.
     COMSAT General Corporation
       COMSAT General Telematics, Inc.
       COMSAT Technology, Inc.
       Electromechanical Systems, Inc.
     COMSAT International, Inc.
       BelCom, Inc.
         ZAO BelComRus
         ZAO MKT
           ZAO Stavropol-Cellular
         ZAO Novocom
       COMSAT Argentina, S.A.
       COMSAT Asia Incorporated
         Guanzhou T.H. Communication Technology Services, Ltd.
         COMSAT China/Hong Kong, Ltd.
       COMSAT do Brasil Equipamentos de Telecommunicacoes, Ltda.
         COMSAT Brasil, Ltda.
       COMSAT de Colombia, S.A.
         Comunicaciones Satelitales de Columbia, S.A.
       COMSAT Dijital Hizmetleri Ticaret Anonim Sirketi
       COMSAT de Guatemala, S.A
       COMSAT Iletisim Hizmetleri Ticaret Anonim Sirketi
       COMSAT Investments, Inc. Mauritius
       COMSAT de Mexico, S.A. de C.V.
       COMSAT Peru, S.A.
       COMSAT Venezuela, COMSATVEN, C.A.
       CI Services, Inc.
     COMSAT Laboratories Inc.
     COMSAT Laboratories India, Inc.
       Indicom Personal Communications Private Ltd.
     COMSAT Mobile Investments, Inc.
     COMSAT New Services, Inc.
     COMSAT Overseas, Inc.
     COMSAT Personal Communications, Inc.
     CRSI Acquisition, Inc.